SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               APRIL 9, 1998
                     (DATE OF EARLIEST EVENT REPORTED)


                         AMERICAN TELECASTING, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                 0-23008                541486988
           (STATE OF         (COMMISSION FILE NO.)       (IRS EMPLOYER
        INCORPORATION)                                IDENTIFICATION NO.)



                           5575 TECH CENTER DRIVE
                                 SUITE 300
                         COLORADO SPRINGS, COLORADO
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                   80919
                                 (ZIP CODE)


                               (719) 260-5533
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



Item 5.  Other Events.

      On April 9, 1998, American Telecasting, Inc. (the "Company") today announced that it is commencing a tender offer for a portion of its outstanding Senior Discount Notes due 2004 (the "2004 Notes") and a portion of its outstanding Senior Discount Notes due 2005 (the "2005 Notes" and, together with the 2004 Notes the "Notes") at a cash price of $255 per $1,000 principal amount at maturity of the 2004 Notes purchased and $225 per $1,000 principal amount at maturity of the 2005 Notes purchased. The maximum aggregate amount of cash available for the purchase of Notes pursuant to the offer is $17.5 million. If necessary, all tenders will be prorated as described in the related Offer to Purchase and Consent Solicitation Statement dated April 9, 1998 that will be sent to holders of the Notes.

      As of March 31, 1998, the 2004 Notes had an aggregate principal amount at maturity of approximately $196.9 million and an accreted value of approximately $162.7 million and the 2005 Notes had an aggregate principal amount at maturity of approximately $201.7 million and an accreted value of approximately $140.2 million. Both the 2004 Notes and the 2005 Notes accrete at the rate of 14.5% per annum.

      In conjunction with the offer, the Company is soliciting consents for certain proposed waivers under the indentures pursuant to which the Notes were issued that require that proceeds from asset sales that are not used to acquire new assets or to retire indebtedness within 270 days be used to make a pro rata offer to purchase outstanding 2004 Notes and 2005 Notes at a purchase price equal to 100% of the accreted value thereof to any purchase date prior to maturity. As of this date, the Company has received approximately $22.2 million in such net proceeds which have not yet been used to acquire or make binding commitments to acquire new assets or retire indebtedness. The 270 day period ends on May 9, 1998 as to approximately $17.8 million of such proceeds.

      The Company believes that, taking into account the Company's current business situation and its financial condition and resources, it is appropriate to purchase Notes upon the terms and conditions contemplated by the offer, although there can be no assurance that even if the offer is completed the Company will have the financial resources necessary to make interest and principal payments on the remaining Notes as they become due. If the Company receives the required consents, it intends to use up to approximately $18.0 million of such net proceeds to pay the offer consideration and transaction expenses related to the offer and the solicitation and to use the remaining amount as and when needed for general corporate purposes, which may or may not include the acquisition of, or the making of binding commitments to acquire, new assets.

      The Company does not believe that it would be in the best interests of the Company or its various constituencies to repurchase Notes at their accreted value. Accordingly, if the Company does not obtain the required consents, it will continue its efforts to use a sufficient amount of the net proceeds identified above to acquire or make binding commitments to acquire additional assets that it will not be required to make an offer to purchase Notes at accreted value. In this regard, the Company has identified commitments in excess of $30.0 million that it could make to acquire assets used in its current analog video and high-speed Internet services, assets to construct transmission facilities pursuant to existing obligations to the FCC and license lessors, minority interests in entities controlled but not wholly owned by the Company, various purchases of wireless cable channels presently leased by the Company, various lease or purchases of wireless cable channels not presently controlled by the Company, and other wireless cable entities.

      The Company's obligation to accept for purchase, and to pay for, Notes tendered pursuant to the offer is not conditioned upon any minimum tender of either the 2004 Notes or the 2005 Notes or obtaining any financing but is subject to satisfaction of the receipt of the consents described above from the holders of a majority in principal amount at maturity of both the 2004 Notes and the 2005 Notes on or prior to 5:00 PM, New York City time, on April 23, 1998 and to certain other conditions. The Company, in its sole discretion, may waive any of the conditions of the Offer, in whole or in part, at any time and from time to time.

      The offer and solicitation will expire at 12:00 midnight, New York City time, on May 7, 1998, unless extended. If the consent condition is not satisfied on or prior to 5:00 PM, New York City time, on April 23, 1998, the Company currently intends to terminate the offer without purchasing any Notes thereunder.

      Statement under the Private Securities Litigation Reform Act of 1995:
The statements contained in this release regarding the Company's plans for future development and operation of its business are forward-looking statements that involve risks and uncertainties. While management believes that the assumptions underlying these statements are reasonable, actual results could differ materially. Among the factors that could cause actual results to differ materially are: a lack of sufficient capital to finance the Company's business plan on terms satisfactory to the Company; the Company's inability to develop and implement new services, such as high-speed Internet access and telephony; the Company's inability to obtain the necessary FCC authorizations for such new services; competitive factors, such as the introduction of new technologies and competitors into the subscription television, high-speed Internet access and telephony businesses; a failure by the Company to enter into strategic partner relationships; and the other factors listed on page one of the Company's Annual Report on Form 10-K. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation reform Act of 1995, and, as such, speak only as of the date made.

            The foregoing description of the Offer is qualified in its entirety by reference to American Telecasting, Inc.'s Offer to Purchase and Consent Solicitation Statement dated April 9, 1998, a copy of which is attached as an exhibit hereto and is incorporated by reference herein in its entirety.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

      (c)   Exhibits

            99(a) Offer to Purchase and Consent Solicitation
                  Statement, dated
                  April 9, 1998.

            99(b) Press Release, dated April 9, 1998, by American
                  Telecasting, Inc.




                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, American Telecasting, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERICAN TELECASTING, INC.



                              By:  /s/ DAVID SENTMAN
                              -------------------------------------------
                              Name:  David Sentman
                              Title: Senior Vice President and
                                     Chief Financial Officer



Date:  April 9, 1998




                               EXHIBIT INDEX


Exhibit No.

   99(a)       Offer to Purchase and Consent Solicitation Statement dated
               April 9, 1998.

   99(b)       Press Release, dated April 9, 1998, by American
               Telecasting, Inc.